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                                                                     EXHIBIT 4.9


                              CERTIFICATE OF TRUST
                                       OF
                                   ACS TRUST I

         THIS CERTIFICATE OF TRUST of ACS Trust I (the "Trust"), dated as of July 25, 2001, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust being formed hereby is "ACS Trust I".

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.


                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as Delaware Trustee


                                       By:    /s/ JAMES P. LAWLER
                                           -------------------------------------
                                           Name:  James P. Lawler
                                           Title: Vice President


                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as Property Trustee


                                       By:    /s/ JAMES P. LAWLER
                                           -------------------------------------
                                           Name:  James P. Lawler
                                           Title: Vice President


                                       WILLIAM L. DECKELMAN, JR.,
                                       as Regular Trustee

                                       /s/ WILLIAM L. DECKELMAN
                                       -----------------------------------------


                                       WARREN EDWARDS,
                                       as Regular Trustee

                                       /s/ WARREN D. EDWARDS
                                       -----------------------------------------